                                                                   Exhibit 10.17

     THIS AMENDED AND RESTATED INTER-COMPANY SERVICES AGREEMENT, dated as of August 31, 2000, is by and between IFX Corporation, a Delaware corporation ("IFX"), and Tutopia.com, Inc., a Delaware corporation ("Tutopia"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

     WHEREAS, IFX is an investor in Tutopia; and

     WHEREAS, IFX will provide various services to Tutopia and the parties desire to memorialize certain matters relating to the relationship between IFX and Tutopia.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS.

     For the purpose of this Agreement the following terms shall have the following meanings:

     1.01 "Action" means any demand, action, suit, counter-suit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

     1.02 "Affiliate" of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

     1.03 "Agreement" means this Inter-Company Service Agreement, including all of the Exhibits and Schedules hereto.

     1.04 "IFX Group" means IFX and each Person (other than any member of the Tutopia Group) that is an Affiliate of IFX on the date hereof

     1.05  "IFX Indemnitees" has the meaning set forth in Section 5.01

     1.06  "Indemnifying Party" has the meaning set forth in Section 5.03(a)

     1.07  "Indemnitee" has the meaning set forth in Section 5.03

     1.08  "Indemnity Payment" has the meaning set forth in Section 5.03(a)

     1.09 "Confidential Information" means any information disclosed and/or to which any of the parties may have access, which is or should be reasonably understood to be confidential or proprietary to either Party, including, but not limited to, information concerning each party's business, products, services, content, finances, subscribers, source code, product designs and plans, customer lists and other marketing and technical information and other unpublished information

     1.10 "Insurance Policies" means the insurance policies written by insurance carriers unaffiliated with IFX pursuant to which members of the Tutopia Group (or their respective officers or directors) will be insured parties after the date hereof

     1.11  "Insurance Proceeds" means those monies:

           (a)  received by an insured from an insurance carrier; or

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           (b)  paid by an insurance carrier on behalf of the insured; in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof

     1.12 "Liabilities" means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

     1.13 "Governmental Authority" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

     1.14 "Tutopia Group" means Tutopia, each Subsidiary of Tutopia and each other Person that is either controlled directly or indirectly by Tutopia on the date hereof.

     1.15  "Tutopia Indemnitees" has the meaning set forth in Section 6.03(a).

     1.16 "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

     1.17 "Subsidiary of any Person" means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person shall be deemed to be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

     1.18  "Third Party Claim" has the meaning set forth in Section 5.04(a).

                                  ARTICLE II
                             TERM AND TERMINATION

     2.01 This Agreement shall commence on the date set forth above and unless earlier terminated pursuant to paragraph 2.02 or 2.03 of this Article, shall continue for one year. Upon termination, all rights and obligations of each party hereto shall cease as of the date of termination and any amounts owed by either party hereto shall be paid in full.

     2.02 This Agreement shall also terminate effective immediately upon the earlier to occur of:

           (a)  The dissolution, termination or liquidation of IFX or Tutopia;

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            (b)  The appointment of a trustee in bankruptcy for IFX or Tutopia, an assignment of assets for the benefit of IFX's or Tutopia's creditors or the adjudication of bankruptcy with respect to IFX or Tutopia; or

            (c) Either party providing sixty (60)-days written notice of its intent to terminate the Agreement.

     2.03 In the event that either party hereto shall commit any material breach of or default under this Agreement and such breach or default is not cured within thirty (30) calendar days after notice of such breach or default (if remediable), the non-defaulting or non-breaching party shall have the right (but not the obligation), in addition to all other legal and equitable remedies that may be available to such party, to terminate this Agreement.

                                  ARTICLE III
    OFFICE SPACE, OFFICE FURNITURE AND OFFICE SERVICES ("Shared Premises")

     3.01 IFX shall provide Tutopia and its employees use of office space, office furniture and related office services such as utilities, telecommunications equipment (including, but not limited to the costs of installment and maintenance of lines, office units and an estimated amount for actual calls), dedicated local area network internet access, general office supplies, mailroom services, cleaning services, receptionist services, maintenance services and general office equipment (e.g., photocopiers, printers and telefax machines). The above list is not meant to be all-inclusive.

     3.02 With respect to Section 3.01, IFX shall provide Tutopia an itemized quarterly invoice, which Tutopia shall pay no later than thirty (30) calendar days after receipt of such invoice, less any disputed amounts. To the extent possible, IFX will specifically identify direct costs incurred by IFX on behalf of Tutopia. Indirect costs incurred by IFX and attributable to Tutopia will be allocated to Tutopia based on the number of employees dedicated to Tutopia matters verses the total number of employees of IFX. Charges for the shared premises shall be billed based on the rate schedule set forth in Exhibit A. The parties shall negotiate in good faith to resolve all disputed amounts.

     3.03 Tutopia shall provide IFX at least fifteen (15) calendar days notice of its need for office space for new employee.

                                  ARTICLE IV
                         SUPPORT SERVICES ("Services")

     4.01 IFX shall provide Tutopia, at Tutopia's request: administration (including, but not limited to marketing, financial management, sales efforts, human resources, accounting, legal, etc.), Internet/telecom and certain technical support services. IFX shall also provide other similar administrative and operational services required to carry out Tutopia's business plan that IFX has the resources to provide without unreasonable cost or burden to its own operations. The above list is not meant to be all-inclusive.

     4.02 Tutopia shall pay IFX for all out-of-pocket expenses to third parties incurred in connection with the Services. Those expenses shall include actual charges for telecommunications calls, special postage, courier service, and any other similar products or services provided by third parties which are individually billed to IFX and which are not included in its general charges specified above. If V.A.T., use or similar taxes are at any time to be required to be paid on the Services, they will be added to the amounts payable by Tutopia pursuant to this Agreement.

     4.03 With respect to Sections 4.01 and 4.02, IFX shall provide Tutopia an itemized quarterly invoice, which Tutopia shall pay no later than thirty (30) calendar days after receipt of such invoice, less any disputed amounts. To the extent possible, IFX will specifically identify direct costs (including employee salaries, bonuses, taxes and benefits) incurred by IFX on behalf of Tutopia based on a

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                                                                   Exhibit 10.17


reasonable estimate of the percentage of time dedicated by each employee to Tutopia matters versus the total time dedicated by such employee to Tutopia and IFX matters. Travel expenses, costs related to Tutopia marketing materials, and the cost of equipment acquired by IFX specifically on behalf of Tutopia will be separately itemized. The parties shall negotiate in good faith to resolve all disputed amounts.

     4.04 The persons listed on Exhibit B hereto are employees of IFX but have been working full time on behalf of Tutopia. After the date hereof but on or prior to the Initial Closing, such persons will be transferred to Tutopia's payroll and become direct employees of Tutopia or its subsidiaries. All costs associated with such employees incurred on or prior to the Initial Closing, including salary, payroll taxes, benefits and similar costs paid or liabilities incurred by Tutopia or by IFX on behalf of Tutopia will become liabilities of Tutopia, provided, that such liabilities shall constitute "Funded Indebtedness" for purposes of Section 5(l) of the Tutopia.com, Inc. Stock Purchase Agreement and subject to the limitations set forth therein.

                                   ARTICLE V
                                INDEMNIFICATION

     5.01 INDEMNIFICATION BY TUTOPIA. Except as provided in Section 5.04, Tutopia shall indemnify, defend and hold harmless IFX, each member of the IFX Group and each of their respective directors, officers and employees (in each case, in their respective capacities as such), and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "IFX Indemnitees"), from and against any and all Liabilities of the IFX Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

           (a) The failure of Tutopia or any other member of the Tutopia Group or any other Person to pay, perform or otherwise promptly discharge any liabilities of Tutopia in accordance with their respective terms, whether prior to or after the date hereof; and

           (b) Any breach by Tutopia or any member of the Tutopia Group of this Agreement; provided, however, that Tutopia shall not be financially responsible hereunder for any special, incidental, consequential or other similar type of damage to the extent that such damages are specifically excluded in such agreement.

     5.02 INDEMNIFICATION BY IFX. Except as otherwise provided in Section 5.04, IFX shall indemnify, defend and hold harmless Tutopia, each member of the Tutopia Group and each of their respective directors, officers and employees (in each case, in their respective capacities as such), and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Tutopia Indemnitees"), from and against any and all Liabilities of the Tutopia Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

           (a) The failure of IFX or any other member of the IFX Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of the IFX Group, whether prior to or after the date hereof; and

           (b) Any breach by IFX or any member of the IFX Group of this Agreement; provided, however, that IFX shall not be financially responsible hereunder for any special, incidental, consequential or other similar type of damage to the extent that such damages are specifically excluded in such agreement.

     5.03  INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER
AMOUNTS.

           (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article V or Article VI will be net of Insurance Proceeds that

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                actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

           (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

     5.04  PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

           (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the IFX Group or the Tutopia Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 5.02 or 5.03, or any other Section of this Agreement such Indemnitee shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this
                Section 5.05(a) shall not relieve the related Indemnifying Party of its obligations under this Article VI, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

           (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within thirty (30) days after the receipt of notice from an Indemnitee in accordance with Section 3.05(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

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     (c)  If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 5.05(b), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

     (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

     (f) The provisions of Section 5.05 and Section 5.06 shall not apply to Taxes.

5.05  ADDITIONAL MATTERS.

     (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement.

     (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

     (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

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     5.06  SURVIVAL OF INDEMNITIES.  The rights and obligations of each of IFX and Tutopia and their respective Indemnitees under this Article V shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

     5.07 UNAVAILABILITY OF INDEMNITY. If the indemnification provided for in this Article V is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, agrees to contribute to the amount paid or payable by such indemnified party as a result of such Liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on one hand and of the indemnified party on the other in connection with the event that resulted in such Liability, as well as any other relevant equitable considerations.

                                  ARTICLE VI
                               INSURANCE MATTERS

     6.01 Tutopia and IFX agree that Tutopia may remain on IFX's insurance policies relating to Directors and Officers, property, errors and omissions, professional liability, worker's compensation, office content and general liability until the earlier of such time as Tutopia no longer qualifies for coverage on the respective IFX Insurance Policy or, upon thirty (30) days' prior written notice to IFX, Tutopia elects to be removed from the IFX Insurance Policy or Policies. For so long as Tutopia is covered by IFX's Insurance Policies, Tutopia shall pay to IFX on a quarterly calendar basis (prorated on a daily basis for any partial month), no later than thirty (30) days after the end of each respective quarter, in respect of the period from the date hereof until the termination of Tutopia's coverage on all of IFX's Insurance Policies, in respect of Insurance Policies under which Tutopia shall continue to have coverage following the date hereof. IFX and Tutopia agree to cooperate in good faith to provide for the treatment of any Insurance Policies that shall remain in effect following the date hereof on a mutually agreeable basis. IFX shall provide Tutopia with prompt notice in the event that any Insurance Policy shall be terminated or otherwise cease to be in effect for any reason, provided that IFX shall provide Tutopia with reasonable notice prior to taking any action to terminate or reduce the scope of insurance. In no event shall IFX, any other member of the IFX Group or any IFX Indemnitee have liability or obligation whatsoever to any member of the Tutopia Group in the event (i) that any Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of any member of the Tutopia Group for any reason whatsoever or shall not be renewed or extended beyond the current expiration date; or (ii) notwithstanding the provisions of the immediately preceding sentence, that IFX fails to provide Tutopia with notice of any such event.

     6.02 (a) The parties intend by this Agreement that Tutopia and each other member of the Tutopia Group be successors-in-interest to all rights that any member of the Tutopia Group may have as of the date hereof as a subsidiary, affiliate, division or department of IFX prior to the date hereof under any policy of insurance issued to IFX by any insurance carrier unaffiliated with IFX or under any agreements related to such policies executed and delivered prior to the date hereof, including any rights such member of the Tutopia Group may have, as an insured or additional named insured, subsidiary, affiliate, division or department, to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the date hereof. At the request of Tutopia, IFX shall take all reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; provided, however that IFX shall not be required to pay any amounts, waive any rights or incur any Liabilities in connection therewith.

           (b) after the date hereof, none of IFX or Tutopia or any member of their respective Groups shall, without the consent of the other, provide any such insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of any member of the other Group thereunder; provided however that the foregoing shall not (A) preclude any member of any Group from presenting any claim or from exhausting any policy limit, (B) require any member of any Group to pay any premium or other amount or to incur any

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                Liability, or (C) require any member of any Group to renew, extend or continue any policy in force. Each of Tutopia and IFX will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion

     6.03 This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the IFX Group in respect of any Insurance Policy or any other contract or policy of insurance.

     6.04 Tutopia does hereby, for itself and each other member of the Tutopia Group, agree that no member of the IFX Group or any IFX Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of IFX and its Affiliates as in effect at any time prior to the date hereof, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

     6.05 Nothing in this Agreement shall be deemed to restrict any member of the Tutopia Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

                                  ARTICLE VII
                   EXCHANGE OF INFORMATION; CONFIDENTIALITY

7.01  AGREEMENT FOR EXCHANGE OF INFORMATION; ARCHIVES.

      (a) IFX and Tutopia, on behalf of its respective Group, agree to provide, or cause to provide, to the other Group, as soon as reasonably practicable after written request, any information in the possession or under the control of such Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, or (iii) to comply with its obligations under this Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

      (b) Tutopia shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the business of Tutopia that are located in the IFX records to the extent such documents or objects have been specifically identified and requested by Tutopia in advance or, if specific documents or objects have not been identified, to the extent Tutopia has provided IFX with proper advance notice to request such access and the Tutopia representative designated to receive such access is accompanied by an IFX representative. Tutopia may obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that Tutopia shall cause any such objects to be returned promptly in the same condition in which they were delivered to Tutopia and Tutopia shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to IFX. Nothing herein

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                                                                   Exhibit 10.17


               shall be deemed to restrict the access of any member of the IFX Group to any such documents or objects or to impose any liability on any member of the IFX Group if any such documents or objects are not maintained or preserved by IFX.

     7.02 OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to Section 7.01 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

     7.03 COMPENSATION FOR PROVIDING INFORMATION. The party requesting such Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

     7.04 RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Article VII and other provisions of this Agreement after the date hereof, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control on the date hereof in accordance with the policies of IFX as in effect on the date hereof. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction.

     7.05 LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of Section 7.04.

     7.06 CONFIDENTIALITY. (a) Subject to Section 7.07, each of IFX and Tutopia, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to IFX's confidential and proprietary information pursuant to policies in effect as of the date hereof, all Confidential Information concerning each such other Group that is either in its possession (including Confidential Information in its possession prior to the date hereof) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement and shall not use any such Confidential Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Confidential Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of such party's Group which sources are not themselves bound by a confidentiality obligation), or (iii) independently generated without reference to any proprietary or Confidential Information of the other party.

Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 7.07. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based

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                                                                   Exhibit 10.17


thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based therein).

     7.07 PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.01  COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER.

           (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

           (b) This Agreement, and the Exhibits, Schedules and Appendices hereto, contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements (including the Inter-Company Services Agreement dated January 7, 2000, between the parties), negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

           (c) IFX represents on behalf of itself and each other member of the IFX Group and Tutopia represents on behalf of itself and each other member of the Tutopia Group as follows:

                (i) Each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement, to which it is a party and to consummate the transactions contemplated hereby and thereby; and

                (ii) This Agreement to which it is a party has been duly
                     executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof subject to (a) the laws of bankruptcy and laws effecting creditors' rights generally and (b) the availability of equitable remedies.

     8.02 GOVERNING LAW. This Agreement is or, upon execution and delivery thereof, shall be governed by, and construed in accordance with, the laws of the State of Florida. The Parties agree to submit themselves to the exclusive jurisdiction of the courts of the State of Florida or of the United States District Court for the Southern District of Florida in respect of litigation arising out of this agreement, waiving all affirmative and legal defenses in respect of jurisdiction, forum and venue.

     8.03 ASSIGNABILITY. Neither party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the

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                                                                   Exhibit 10.17

other parties hereto or thereto; provided, however, that either party hereto may assign its rights and delegate its responsibilities in connection with a sale or assignment of all or substantially all of its assets to a single acquiror.

     8.04 THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any IFX Indemnitee or Tutopia Indemnitee in their respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, (b) there are no third party beneficiaries of this Agreement, and (c) nothing in this Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     8.05 NOTICES. Except as otherwise permitted herein, any notices or consents required or permitted under this Agreement shall be made in writing and delivered in person or by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by facsimile or e-mail during regular business hours (provided that a confirmation copy follows by first-class US Mail or another method of delivery permitted under this Section), as follows unless such address is changed by written notice hereunder. Such notice shall be deemed given for purposes of this Agreement on the day that such writing is sent to the intended recipient thereof in accordance with the provisions of this section:

  If to Tutopia:                               If to IFX:
  Jak Bursztyn                                 Joel Eidelstein
  Tutopia.com, Inc.                            IFX Corporation
  15050 NW 79 Court, Suite 200                 15050 NW 79 Court, Suite 200
  Miami Lakes, Florida 33016                   Miami Lakes, Florida 33016
  Fax:  (305) 512-4220                         Fax: (305) 512-4220
  E-mail: Jack@tutopia.com                     E-mail: JEidelstein@ifxcorp.com

     8.06 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

     8.07 FORCE MAJEURE. Neither Party shall be liable for any failure or delay resulting from any acts of God, governmental action, fire, insurrection, earthquake, power failure, riot, explosion, embargo, strikes, whether legal or illegal, labor or material shortage, transportation interruption of any kind, work slowdown or any other condition beyond the control of the Party affecting production or delivery in any manner. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

     8.08 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.09 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

     8.10 AMENDMENTS. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in

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                                                                   Exhibit 10.17

writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

     8.11 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement. Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified.

     IN WITNESS WHEREOF, the parties have caused this Inter-Company Agreement to be executed by their duly authorized representatives as of the date first above written.

For Tutopia.com, Inc.:                    For IFX Corporation:



 /s/ Jak Bursztyn                          /s/ Michael Shalom
-----------------------------------       -------------------------------------
 Signature                                 Signature


 Jak Bursztyn                              Michael Shalom
-----------------------------------       -------------------------------------
 Print Name                                Print Name


 President                                 CEO
-----------------------------------       -------------------------------------
 Title                                     Title


 August 31, 2000                           August 31, 2000
-----------------------------------       -------------------------------------
 Date                                      Date

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